SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 21, 2004

HOLLY CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware	001-03876	75-1056913
(State or other	(Commission File Number)	(I.R.S. Employer
jurisdiction of incorporation)		Identification Number)

100 Crescent Court,
Suite 1600
Dallas, Texas	75201-6927
(Address of principal	(Zip code)
executive offices)

Registrant’s telephone number, including area code: (214) 871-3555

Not applicable
(Former name or former address, if changed since last report)

Item 5. Other Events.

     Attached as an exhibit hereto and incorporated herein by reference in its entirety is the press release, attached hereto as Exhibit 99.1, issued by Holly Corporation (the “Company”) on January 21, 2004, announcing the addition of two new senior executives.

     The following is a “safe harbor” statement under the Private Securities Litigation Reform Act of 1995: The statements in this Form 8-K and attached press release relating to matters that are not historical facts are forward-looking statements based on management’s belief and assumptions using currently available information and expectations as of the date hereof, are not guarantees of future performance and involve certain risks and uncertainties. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, the Company cannot give any assurances that these expectations will prove to be correct. Therefore, actual outcomes and results could materially differ from what is expressed, implied or forecast in such statements. Such differences could be caused by a number of factors including, but not limited to, risks and uncertainties with respect to the actions of actual or potential competitive suppliers of refined petroleum products in the Company’s markets, the demand for and supply of crude oil and refined products, the spread between market prices for refined products and market prices for crude oil, the possibility of constraints on the transportation of refined products, the possibility of inefficiencies or shutdowns in refinery operations or pipelines, effects of governmental regulations and policies, the availability and cost of financing to the Company, the effectiveness of the Company’s capital investments and marketing strategies, the Company’s efficiency in carrying out construction projects, the successful integration of the Woods Cross Refinery, the outcome of the litigation with Frontier Oil Corporation, the possibility of terrorist attacks and the consequences of any such attacks, general economic conditions, and other financial, operational and legal risks and uncertainties detailed from time to time in the Company’s Securities and Exchange Commission filings. The Company assumes no duty to publicly update or revise such statements, whether as a result of new information, future events or otherwise.

Item 7. Financial Statements and Exhibits.

(c) Exhibits.

99.1	—	Press Release of the Company issued January 21, 2004.*

*	Filed herewith.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HOLLY CORPORATION

By	/s/ Stephen J. McDonnell

Stephen J. McDonnell Vice President & Chief Financial Officer

Date: January 22, 2004

EXHIBIT INDEX

Exhibit
Number	Exhibit Title

99.1 —	Press Release of the Company issued January 21, 2004.